Exhibit 99.1

OMB Number: 3235-0569
Expires: January 31, 2003

Exhibit A
(Corrected)

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES
RELATING TO EXCHANGE ACT FILINGS

I, Richard A. Abdoo, state and attest that:

(1)  To the best of my knowledge, based upon a review of the covered reports of Wisconsin
       Energy Corporation, and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)  I have reviewed the contents of this statement with the Company's audit committee.

(3)  In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of Wisconsin Energy Corporation;
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Wisconsin Energy Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.
/s/RICHARD A. ABDOO Richard A. Abdoo, Chairman of the Board, President and Chief Executive Officer and Director -- Principal Executive Officer August 6, 2002	Subscribed and sworn to before me this 6 day of August 2002. /s/SALLY R. BENTLEY Notary Public State of Wisconsin My Commission Is Permanent